Exhibit 99.1
Finish Line Authorizes 5 Million Share Repurchase Program; Declares Quarterly Cash Dividend
INDIANAPOLIS, July 21, 2011 —The Finish Line, Inc. (NASDAQ: FINL) announced today that its board of directors has authorized a new share repurchase program to buy back up to 5 million shares of the company’s Class A common shares, or approximately 9% of the aggregate Class A and Class B common shares outstanding. Under the new share repurchase program, the company may repurchase shares through December 31, 2014. The new program was needed as the company has repurchased 1.24 million shares to date in the current fiscal quarter for an aggregate amount of $27.1 million, which left only 0.3 million shares available under the previous program.
The board of directors also declared a quarterly cash dividend of $0.05 per share of outstanding Class A and Class B common shares. The quarterly cash dividend will be payable September 12, 2011 to shareholders of record as of August 26, 2011.
“The new share repurchase authorization as well as our dividend program demonstrates a strong belief in the future of our company and our ongoing commitment to driving value for our shareholders,” said Finish Line Chairman and Chief Executive Officer Glenn Lyon. “In fiscal 2011, we returned $22.2 million to shareholders through share repurchase and returned $8.6 million through dividends. Consistent with our capital allocation strategy, we have repurchased 1.68 million shares totaling $36.7 million in company stock in the current fiscal year.”
In other board activity, the independent directors appointed William P. Carmichael lead director of the board for the coming year. Carmichael has been a Finish Line board member since 2003 and will continue to serve as chairman of the audit committee.
About Finish Line
Finish Line is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line operates 657 stores in malls across the United States. More than 11,000 Finish Line sneakerologists help customers each day connect with their sport, their life and their style. Online shopping is available at http://www.finishline.com/ and mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at facebook.com/FinishLineUSA.
Forward-Looking Statements
This news release may contain certain statements that the company believes are, or may be considered to be, “forward-looking” statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe”, “future”, “intend”, “plan”, “will”, “continue”, or other similar words, or statements that describe objectives, plans or goals. All of these forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated by the relevant forward-looking statement. There are several principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements, including, but not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); further deterioration of economic and business conditions; management of strategic growth initiatives, including potential mergers and acquisitions and other components of our capital allocation strategy; and other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included in this news release are made only as of this date and the company undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Media Contact: Anne Roman Corporate Communications 317-613-6577	Investor Contact: Ed Wilhelm Chief Financial Officer 317-613-6914